UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 13, 2015

IAC/INTERACTIVECORP

(Exact name of registrant as specified in charter)

Delaware	0-20570	59-2712887
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

555 West 18th Street, New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:        (212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

On July 13, 2015, Match.com, Inc. (the “Buyer”), a Delaware corporation and wholly-owned subsidiary of IAC/InterActiveCorp (“IAC”), entered into a Stock Purchase Agreement (the “Acquisition Agreement”) with Plentyoffish Media Inc., a corporation incorporated under the laws of British Columbia (the “Company”), and Markus Frind, a natural person, Markus Frind Family Trust No. 2, a discretionary trust, and Frind Enterprises Ltd., a corporation incorporated under the laws of British Columbia, together the sole shareholders of the Company (the “Shareholder”).  Pursuant to the Acquisition Agreement, Shareholder will sell, and Buyer will acquire, all of the outstanding equity of the Company.

The aggregate consideration for the acquisition is $575,000,000 (the “Purchase Price”) subject to a customary post-closing adjustment based on, among other things, the amount of cash, debt and working capital in the business at the closing date.  Of the Purchase Price, $71,875,000 will be placed in escrow as security for adjustments to the Purchase Price and potential future indemnification claims.

The Acquisition Agreement contains certain customary representations and warranties and imposes certain customary covenants on the parties regarding pre-closing activities, post-closing cooperation, confidentiality, tax matters, among other matters. From the date of the Acquisition Agreement until the Closing, the Company is required to conduct its business in the ordinary course of business consistent with past practices and to comply with certain covenants regarding the operation of its business.  The consummation of the transactions contemplated by the Acquisition Agreement is subject to certain customary conditions, including, among others: (i) the accuracy of representations and warranties; (ii) compliance with covenants; and (iii) the receipt of regulatory approval pursuant to the Investment Canada Act.  The Acquisition Agreement may be terminated under certain circumstances, including by either party if the acquisition has not been completed by January 13, 2016 (or as such date may be extended pursuant to the terms of the Acquisition Agreement).

Subject to certain limitations, Shareholder and Buyer are also obligated to indemnify each other for breaches of representations and warranties and non-performance of covenants made in the Acquisition Agreement, and certain other matters, in each case subject to specified limitations set forth in the Acquisition Agreement. IAC will guarantee certain of the Buyer’s financial obligations under the Acquisition Agreement.

The foregoing description of the Acquisition Agreement, and the transactions contemplated thereby, is included to provide you with information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Acquisition Agreement, which is attached hereto as Exhibit 2.1, and incorporated herein by reference. The representations, warranties and covenants contained in the Acquisition Agreement were made only for the purposes of the Acquisition Agreement and as of the specific dates, were solely for the benefit of the parties thereto, may have been used for purposes of allocating risk between each party rather than establishing matters of fact, may be subject to a contractual standard of materiality different from that generally applicable to investors and may be subject to qualifications or limitations agreed upon by the parties in connection with the negotiated terms, including being qualified by schedules and other disclosures made by each party. Accordingly, investors should not rely on the representations, warranties and covenants in the Acquisition Agreement as statements of factual information.

Item 8.01                                           Other Events

On July 14, 2015, IAC issued a press release announcing the entry into the Acquisition Agreement. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of July 13, 2015, by and among Match.com Inc., Plentyoffish Media Inc., Markus Frind, Markus Frind Family Trust No. 2, and Frind Enterprises Ltd.

99.1	Press Release, dated as of July 14, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC/INTERACTIVECORP

By:	/s/ GREGG WINIARSKI
Name:	Gregg Winiarski
Title:	Senior Vice President and General Counsel

Date:  July 17, 2015

EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of July 13, 2015, by and among Match.com Inc., Plentyoffish Media Inc., Markus Frind, Markus Family Trust No. 2, and Frind Enterprises Ltd.

99.1	Press Release, dated as of July 14, 2015